EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Brad Burke - Investors	Steve Iaco - Media
214.863.3100	212.984.6535
Brad.Burke@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR Q4 AND FULL YEAR 2022
•GAAP EPS fell 21% for FY 2022 to $4.29
•Core EPS rose 7% for FY 2022 to $5.69
Dallas, TX – February 23, 2023 — CBRE Group, Inc. (NYSE:CBRE) today reported financial results for the fourth quarter and year ended December 31, 2022.
Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data; totals may not add due to rounding):

			% Change				% Change
	Q4 2022	Q4 2021	USD	LC (1)	FY 2022	FY 2021	USD	LC (1)
Operating Results
Revenue	$8,194	$8,550	(4.2)%	1.1%	$30,828	$27,746	11.1%	15.3%
Net revenue (2)	4,975	5,566	(10.6)%	(5.8)%	18,777	17,010	10.4%	14.5%
GAAP net income	81	692	(88.3)%	(97.0)%	1,407	1,837	(23.4)%	(24.5)%
GAAP EPS	0.25	2.04	(87.5)%	(96.8)%	4.29	5.41	(20.7)%	(21.7)%
Core adjusted net income (3)	424	610	(30.4)%	(36.2)%	1,863	1,810	2.9%	4.1%
Core EBITDA (4)	668	956	(30.1)%	(25.7)%	2,924	2,864	2.1%	6.1%
Core EPS (3)	1.33	1.80	(26.0)%	(32.2)%	5.69	5.33	6.7%	7.9%

Cash Flow Results
Cash flow provided by operations	$814	$1,164	(30.0)%		$1,629	$2,364	(31.1)%
Less: Capital expenditures	99	88	12.1%		260	210	24.0%
Free cash flow (5)	$715	$1,076	(33.5)%		$1,369	$2,154	(36.5)%

CBRE Press Release
February 23, 2023

“Although core earnings declined significantly in the fourth quarter, they slightly exceeded the estimate we provided last quarter. This outcome was driven by better-than-expected growth in several of the more cyclically resilient elements of our business like outsourcing and others that are secularly favored like project management and the logistics asset class – offset by a slightly larger-than-expected decline in transactional revenue,” said Bob Sulentic, CBRE’s president and chief executive officer.

“For all of 2022, we achieved a solid, 7% growth rate in core earnings-per-share despite the more than doubling of long-term interest rates, sharp equity market decline and the credit crunch that constrained investment activity for most of the second half.

For 2023, we expect core earnings-per-share to decline by low- to mid-double digits, but still to be the third-highest in CBRE’s history. While the macro environment can certainly change, we expect core earnings-per-share to grow strongly in 2024, exceeding the 2022 peak and reaching a record level in just the first year after a recession.”
Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q4 2022	Q4 2021	USD		LC
Revenue	$2,613	$3,319	(21.3)%		(17.4)%
Net revenue	2,595	3,302	(21.4)%		(17.6)%
Segment operating profit (6)	500	744	(32.9)%		(28.8)%
Segment operating profit on revenue margin (7)	19.1%	22.4%	(3.3	pts)	(3.1	pts)
Segment operating profit on net revenue margin (7)	19.3%	22.5%	(3.3	pts)	(3.1	pts)

Note: all percent changes cited are vs. fourth-quarter 2021, except where noted.

Property Leasing
•Global leasing revenue declined 7% (3% local currency).
•The decline was driven by the Americas, where revenue fell 7% (same in local currency).
•Foreign currency headwinds masked growth in overseas markets. Combined EMEA/APAC leasing revenue was up 7% in local currency, but down 6% in U.S. dollars. Before currency effects, growth was notably strong in North Asia, Pacific and the United Kingdom.
•Global leasing revenue declined across all major property types, except retail.

Capital Markets
•A highly constrained capital environment and difficult comparisons with fourth-quarter 2021 caused global sales revenue to fall 47% (44% local currency).
•Investment activity weakness was broad-based. Combined EMEA/APAC sales revenue dropped 33% (23% in local currency); however, China, India and Japan showed strong growth before currency effects.
•In the Americas, sales revenue was down 53% (same local currency) below last year’s robust level. Americas sales revenue increased 90% in fourth-quarter of 2021 versus fourth-quarter 2020, making the current quarter comparison particularly challenging.

CBRE Press Release
February 23, 2023

•Global sales revenue was down significantly across all major property types.
•Most debt capital sources remained on the sidelines throughout the quarter. As a result, global mortgage origination revenue declined 42% (41% local currency).

Other Advisory Business Lines
•Loan servicing revenue fell 19% (18% local currency), reflecting lower prepayment fees, which were unusually elevated in last year’s fourth quarter. Excluding prepayment fees, loan servicing revenue increased 2%, compared with fourth-quarter 2021. The servicing portfolio ended the year at $381 billion, up 9% from third-quarter 2022 and 16% for the year.
•Property management net revenue rose 4% (10% local currency), paced by the Americas, Continental Europe, and Pacific.
•Valuations revenue rose 4% in local currency but declined 3% in U.S. dollars.
Global Workplace Solutions (GWS) Segment
The following table presents highlights of the GWS segment performance (dollars in millions; totals may not add due to rounding):

			% Change
	Q4 2022	Q4 2021	USD		LC
Revenue	$5,294	$4,823	9.8%		15.9%
Net revenue	2,093	1,855	12.8%		19.2%
Segment operating profit	259	198	30.5%		39.4%
Segment operating profit on revenue margin	4.9%	4.1%	0.8	pts	0.8	pts
Segment operating profit on net revenue margin	12.4%	10.7%	1.7	pts	1.8	pts

Note: all percent changes cited are vs. fourth-quarter 2021, except where noted.

•GWS revenue increased 7% (13% local currency), excluding revenue from Turner & Townsend (60% interest acquired on November 1, 2021).
•Net revenue increased 6% (12% local currency), excluding Turner & Townsend.
•Project management net revenue growth was particularly strong even before the Turner & Townsend contributions, rising 14% (21% local currency).
•Facilities management net revenue rose 3% (9% local currency), supported by significant growth from technology and healthcare clients.
•The Turner & Townsend business continued to perform ahead of expectations.
•The GWS new business pipeline increased, driven by a diversified mix of prospects in the financial and professional services, industrial and technology sectors.
•Excluding contributions from Turner & Townsend, GWS segment operating profit rose 17% (25% local currency) reflecting strong top-line growth, prudent cost management actions and the benefit of one-time items.

CBRE Press Release
February 23, 2023

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q4 2022	Q4 2021	USD	LC
Revenue	$291	$413	(29.6)%	(23.4)%
Segment operating profit	17	156	(89.0)%	(91.8)%

Note: all percent changes cited are vs. fourth-quarter 2021, except where noted.

Real Estate Development
•Operating loss (8) totaled $6 million compared with a $122 million profit in fourth-quarter 2021.
•The result reflects sharply lower U.S. asset dispositions versus last year’s robust fourth quarter, as anticipated, as well as losses on development activities in the U.K. and Continental Europe.
•For full-year 2022, development operating profit of $333 million was the second-highest in company history.
•The in-process portfolio ended the year at $16.9 billion, down $2.6 billion from third-quarter 2022, reflecting deferred timing of certain new projects in light of market conditions.
•Industrial and multifamily assets comprised more than two thirds of the in-process portfolio.

Investment Management
•Revenue edged up 3% in local currency but fell 6% in U.S. dollars to $140 million.
•Asset management fees, up 2% (12% local currency), were the primary growth catalyst.
•Operating profit decreased 42% (39% local currency) to $24 million, in part due to co-investment losses versus a gain in fourth-quarter 2021.
•Assets Under Management (AUM) increased $5.4 billion from third-quarter 2022 to $149.3 billion, a record high for the company. The increase was attributable to net inflows of capital and positive currency movement. In local currency, AUM was down $0.5 billion, reflecting lower property values.

CBRE Press Release
February 23, 2023

Corporate and Other Segment

•Non-core operating loss totaled $167 million, primarily due to the lower fair-value of the company’s investment in Altus Power, Inc. (NYSE:AMPS), reflecting a decline in the share price during the quarter. Fourth-quarter 2021 non-core operating profit was $169 million, primarily due to a one-time gain recognized upon the merger of CBRE Acquisitions Holdings, Inc. with Altus Power.
•Corporate overhead expenses decreased by roughly $35 million (24.6%), driven by lower stock compensation, bonus expense and corporate donations, partially offset by higher salary and benefits expenses.

Capital Allocation Overview
•Free Cash Flow – During the fourth quarter of 2022, free cash flow was $715 million. This reflected cash provided by operating activities of $814 million, less total capital expenditures of $99 million. Net capital expenditures totaled $97 million. (9)
•Stock Repurchase Program – The company repurchased approximately 6.1 million shares for $451 million ($73.84 average price per share) during the fourth quarter of 2022, and 22.9 million shares for $1.9 billion ($81.31 average price per share) during all of 2022. There was approximately $2.1 billion of capacity remaining under the company’s authorized stock repurchase program as of December 31, 2022.
•Acquisitions and Investments – CBRE completed two in-fill acquisitions totaling $114 million in cash and deferred consideration during the fourth quarter.
Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt (10) to trailing twelve-month Core EBITDA) was 0.14x as of December 31, 2022, which is substantially below the company’s primary debt covenant of 4.25x. The net leverage ratio is computed as follows (dollars in millions):

As of
December 31, 2022
Total debt	$1,734
Less: Cash (11)	1,318
Net debt (10)	$416

Divided by: Trailing twelve-month Core EBITDA	$2,924

Net leverage ratio	0.14x

•Liquidity – As of December 31, 2022, the company had approximately $4.8 billion of total liquidity, consisting of approximately $1.3 billion in cash, plus the ability to borrow an aggregate of approximately $3.5 billion under its revolving credit facilities, net of any outstanding letters of credit.

CBRE Press Release
February 23, 2023

Conference Call Details
The company’s fourth quarter earnings webcast and conference call will be held today, Thursday, February 23, 2023 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on February 23, 2023. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13735397#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE:CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm (based on 2022 revenue). The company has approximately 115,000 employees (excluding Turner & Townsend employees) serving clients in more than 100 countries. CBRE serves a diverse range of clients with an integrated suite of services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services. Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s future growth momentum, operations, business outlook, capital deployment and financial performance, including core earnings per share. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments and the cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project

CBRE Press Release
February 23, 2023

spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. GSEs, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; variations in historically customary seasonal patterns that cause our business not to perform as expected; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations as well as data privacy and protection regulations, ESG matters and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021, our quarterly report on Form 10-Q for the quarterly period ended September 30, 2022, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “net revenue,” “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “segment operating profit on revenue margin,” “segment operating profit on net revenue margin,” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Totals may not sum in tables in millions included in this release due to rounding.

CBRE Press Release
February 23, 2023

Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this presentation to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(2)Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.
(3)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments). Note: Core adjusted EPS has been renamed core EPS for simplicity.
(4)Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).
(5)Free cash flow is calculated as cash flow provided by operations, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(6)Segment operating profit is the measure reported to the chief operating decision maker (CODM) for purposes of making decisions about allocating resources to each segment and assessing performance of each segment. Segment operating profit represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, costs associated with workforce optimization, transformation initiatives and integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives.
(7)Segment operating profit on revenue and net revenue margins represent segment operating profit divided by revenue and net revenue, respectively.
(8)Represents line of business profitability/losses, as adjusted.
(9)For the three months ended December 31, 2022, the company incurred capital expenditures of $99.1 million (reflected in the investing section of the condensed consolidated statement of cash flows) and received tenant concessions from landlords of $2.5 million (reflected in the operating section of the condensed consolidated statement of cash flows).
(10)Net debt is calculated as cash and cash equivalents less total debt (excluding non-recourse debt).
(11)Cash represents cash and cash equivalents (excluding restricted cash).

CBRE Press Release
February 23, 2023

CBRE GROUP, INC.
OPERATING RESULTS
FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2022 AND 2021
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Net revenue	$4,975,109	$5,565,853	$18,776,533	$17,009,501
Pass through costs also recognized as revenue	3,219,380	2,984,364	12,051,713	10,736,535
Total revenue	8,194,489	8,550,217	30,828,246	27,746,036

Costs and expenses:
Cost of revenue	6,498,820	6,584,255	24,239,488	21,579,507
Operating, administrative and other	1,314,329	1,262,960	4,649,460	4,074,184
Depreciation and amortization	159,561	162,144	613,088	525,871
Asset impairments	21,957	—	58,713	—
Total costs and expenses	7,994,667	8,009,359	29,560,749	26,179,562

Gain on disposition of real estate	43,854	51,378	244,418	70,993

Operating income	243,676	592,236	1,511,915	1,637,467

Equity (loss) income from unconsolidated subsidiaries	(167,013)	159,162	228,998	618,697
Other income (loss)	1,667	181,139	(11,864)	203,609
Interest expense, net of interest income	17,698	15,436	68,999	50,352
Write-off of financing costs on extinguished debt	—	—	1,860	—
Income before (benefit from) provision for income taxes	60,632	917,101	1,658,190	2,409,421
(Benefit from) provision for income taxes	(25,461)	224,227	234,230	567,506
Net income	86,093	692,874	1,423,960	1,841,915
Less: Net income attributable to non-controlling interests	4,981	882	16,590	5,341
Net income attributable to CBRE Group, Inc.	$81,112	$691,992	$1,407,370	$1,836,574

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.26	$2.07	$4.36	$5.48
Weighted average shares outstanding for basic income per share	314,248,642	334,079,778	322,813,345	335,232,840

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.25	$2.04	$4.29	$5.41
Weighted average shares outstanding for diluted income per share	319,221,283	339,466,153	327,696,115	339,717,401

Core EBITDA	$667,773	$955,646	$2,924,264	$2,863,653

CBRE Press Release
February 23, 2023

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2022
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended December 31, 2022

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$2,594,591	$2,093,024	$290,833	$(3,339)	$4,975,109	$—	$4,975,109
Pass through costs also recognized as revenue	18,683	3,200,697	—	—	3,219,380	—	3,219,380
Total revenue	2,613,274	5,293,721	290,833	(3,339)	8,194,489	—	8,194,489

Costs and expenses:
Cost of revenue	1,611,896	4,770,015	119,856	(2,947)	6,498,820	—	6,498,820
Operating, administrative and other	544,557	304,362	334,544	130,625	1,314,088	241	1,314,329
Depreciation and amortization	83,653	63,080	4,865	7,963	159,561	—	159,561
Asset impairments	—	—	21,957	—	21,957	—	21,957
Total costs and expenses	2,240,106	5,137,457	481,222	135,641	7,994,426	241	7,994,667

Gain on disposition of real estate	6	—	43,848	—	43,854	—	43,854

Operating income (loss)	373,174	156,264	(146,541)	(138,980)	243,917	(241)	243,676

Equity (loss) income from unconsolidated subsidiaries	(113)	10	(160)	1	(262)	(166,751)	(167,013)
Other income (loss)	863	1,568	322	(890)	1,863	(196)	1,667
Add-back: Depreciation and amortization	83,653	63,080	4,865	7,963	159,561	—	159,561
Add-back: Asset impairments	—	—	21,957	—	21,957	—	21,957
Adjustments:
Integration and other costs related to acquisitions	—	16,656	—	—	16,656	—	16,656
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	(13,428)	—	(13,428)	—	(13,428)
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	(668)	—	(668)	—	(668)
Costs incurred related to legal entity restructuring	—	—	—	633	633	—	633
Costs associated with efficiency and cost-reduction initiatives	42,235	21,208	11,883	23,281	98,607	—	98,607
Provision associated with Telford’s fire safety remediation efforts	—	—	138,937	—	138,937	—	138,937
Total segment operating profit (loss)	$499,812	$258,786	$17,167	$(107,992)		$(167,188)	$500,585

Core EBITDA					$667,773
_______________
(1)Includes elimination of inter-segment revenue.

CBRE Press Release
February 23, 2023

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2021
(in thousands, totals may not add due to rounding)
(Unaudited)

	Three Months Ended December 31, 2021

	Advisory Services	Global Workplace Solutions	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue:
Net revenue	$3,302,043	$1,855,377	$413,392	$(4,959)	$5,565,853	$—	$5,565,853
Pass through costs also recognized as revenue	16,572	2,967,792	—	—	2,984,364	—	2,984,364
Total revenue	3,318,615	4,823,169	413,392	(4,959)	8,550,217	—	8,550,217

Costs and expenses:
Cost of revenue	1,989,491	4,385,584	211,248	(2,068)	6,584,255	—	6,584,255
Operating, administrative and other	587,901	260,590	250,817	138,890	1,238,198	24,762	1,262,960
Depreciation and amortization	91,225	57,171	6,541	7,207	162,144	—	162,144
Total costs and expenses	2,668,617	4,703,345	468,606	144,029	7,984,597	24,762	8,009,359

Gain on disposition of real estate	—	—	51,378	—	51,378	—	51,378

Operating income (loss)	649,998	119,824	(3,836)	(148,988)	616,998	(24,762)	592,236

Equity income from unconsolidated subsidiaries	2,312	737	143,795	—	146,844	12,318	159,162
Other income (loss)	929	416	143	(1,516)	(28)	181,167	181,139
Add-back: Depreciation and amortization	91,225	57,171	6,541	7,207	162,144	—	162,144
Adjustments:
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	—	—	(6,497)	—	(6,497)	—	(6,497)
Integration and other costs related to acquisitions	—	20,207	—	—	20,207	—	20,207
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	15,978	—	15,978	—	15,978
Total segment operating profit (loss) (2)	$744,464	$198,355	$156,124	$(143,297)		$168,723	$1,124,369

Core EBITDA					$955,646
_____________
(1)Includes elimination of inter-segment revenue.
(2)In conjunction with the acquisition of 60% interest in Turner & Townsend in the fourth quarter of 2021, we modified our definition of core EBITDA and SOP to be inclusive of net income attributable to non-controlling interests and have recast prior periods to conform to this definition.

CBRE Press Release
February 23, 2023

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31, 2022	December 31, 2021
Assets:
Cash and cash equivalents	$1,318,290	$2,430,951
Restricted cash	86,559	108,830
Receivables, net	5,326,807	5,150,473
Warehouse receivables (1)	455,354	1,303,717
Contract assets	529,106	474,375
Income taxes receivable	133,438	77,254
Property and equipment, net	836,041	816,092
Operating lease assets	1,033,011	1,046,377
Goodwill and other intangibles, net	7,061,088	7,404,602
Investments in unconsolidated subsidiaries	1,317,705	1,196,088
Other assets, net	2,415,990	2,064,732

Total assets	$20,513,389	$22,073,491

Liabilities:
Current liabilities, excluding debt and operating lease liabilities	$6,915,857	$6,876,327
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	447,840	1,277,451
Revolving credit facility	178,000	—
Senior term loans, net	—	454,539
4.875% senior notes, net	596,450	595,463
2.500% senior notes, net	489,262	488,121
Other debt	470,706	32,668
Operating lease liabilities	1,309,976	1,348,985
Other long-term liabilities	1,499,566	1,640,820

Total liabilities	11,907,657	12,714,374

Equity:
CBRE Group, Inc. stockholders' equity	7,853,273	8,528,193
Non-controlling interests	752,459	830,924

Total equity	8,605,732	9,359,117

Total liabilities and equity	$20,513,389	$22,073,491
_______________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
February 23, 2023

CBRE GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,423,960	$1,841,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	613,088	525,871
Amortization and write-off of financing costs on extinguished debt	7,741	8,315
Gains related to mortgage servicing rights, premiums on loan sales and sales of other assets	(202,507)	(142,929)
Asset impairments	58,713	—
Net realized and unrealized losses (gains), primarily from investments	30,482	(41,982)
Provision for doubtful accounts	17,026	24,489
Net compensation expense for equity awards	160,325	184,934
Equity income from unconsolidated subsidiaries	(228,998)	(618,697)
Gain recognized upon deconsolidation of SPAC	—	(187,456)
Distribution of earnings from unconsolidated subsidiaries	389,276	520,382
Proceeds from sale of mortgage loans	14,526,920	17,194,606
Origination of mortgage loans	(13,651,807)	(17,015,839)
Decrease in warehouse lines of credit	(829,611)	(106,513)
Tenant concessions received	11,605	31,176
Purchase of equity securities	(28,232)	(7,154)
Proceeds from sale of equity securities	30,360	8,709
Decrease (increase) in real estate under development	94,599	(54,658)
Increase in receivables, prepaid expenses and other assets (including contract and lease assets)	(503,365)	(765,959)
Increase in accounts payable and accrued expenses and other liabilities (including contract and lease liabilities)	64,102	104,749
(Decrease) increase in compensation and employee benefits payable and accrued bonus and profit sharing	(1,995)	729,703
(Increase) decrease in net income taxes receivable/payable	(133,244)	248,293
Other operating activities, net	(219,350)	(117,777)
Net cash provided by operating activities	1,629,088	2,364,178

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(260,140)	(209,851)
Acquisition of businesses, including net assets acquired, intangibles and goodwill, net of cash acquired	(173,582)	(781,489)
Contributions to unconsolidated subsidiaries	(385,164)	(334,544)
Distributions from unconsolidated subsidiaries	87,170	75,853
Investment in VTS	(100,720)	—
Investment in Altus Power, Inc. Class A stock	—	(220,001)
Proceeds from sale of marketable securities - special purpose acquisition company trust account	—	212,722
Other investing activities, net	(19)	(23,587)
Net cash used in investing activities	(832,455)	(1,280,897)

CBRE Press Release
February 23, 2023

	Twelve Months Ended December 31,
	2022	2021
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	1,833,000	26,599
Repayment of revolving credit facility	(1,655,000)	—
Proceeds from notes payable on real estate	39,265	78,428
Repayment of notes payable on real estate	(27,723)	(109,461)
Proceeds from issuance of 2.500% senior notes	—	492,255
Repurchase of common stock	(1,850,318)	(368,603)
Acquisition of businesses (cash paid for acquisitions more than three months after purchase date)	(34,443)	(17,769)
Units repurchased for payment of taxes on equity awards	(37,932)	(38,864)
Non-controlling interest contributions	2,427	862
Non-controlling interest distributions	(893)	(4,572)
Redemption of non-controlling interest-special purpose acquisition company and payment of deferred underwriting commission	—	(205,110)
Repayment of senior term loans	—	(300,000)
Other financing activities, net	(34,476)	(44,396)
Net cash used in financing activities	(1,766,093)	(490,631)
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(165,472)	(92,116)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(1,134,932)	500,534
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF YEAR	2,539,781	2,039,247
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF YEAR	$1,404,849	$2,539,781

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$89,223	$41,068
Income tax payments, net	604,366	330,426

Non-cash investing and financing activities:
Deferred purchase consideration - Turner & Townsend	$—	$485,414
Non-controlling interest as part of Turner & Townsend Acquisition	—	774,122
Investment in alignment shares and private placement warrants of Altus Power, Inc.	—	141,871
Reduction in redeemable non-controlling interest - special purpose acquisition company	—	211,501
Reduction of trust account - special purpose acquisition company	—	189,801

CBRE Press Release
February 23, 2023

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Net revenue
(ii)Core EBITDA
(iii)Business line operating profit/loss
(iv)Segment operating profit on revenue and net revenue margins
(v)Free cash flow
(vi)Net debt
(vii)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(viii)Core EPS
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to net revenue, net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. We believe that investors may find this measure useful to analyze the company’s overall financial performance because it excludes costs reimbursable by clients that generally have no margin, and as such provides greater visibility into the underlying performance of our business.
With respect to Core EBITDA, business line operating profit/loss, and segment operating profit on revenue and net revenue margins, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings and income tax and the accounting effects of capital spending. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of Core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The Core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.

CBRE Press Release
February 23, 2023

With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments (Altus Power, Inc. and VC investments) that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income attributable to CBRE Group, Inc.	$81,112	$691,992	$1,407,370	$1,836,574

Plus / minus:
Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	45,498	33,833	166,176	86,824
Integration and other costs related to acquisitions	16,656	20,207	40,702	44,552
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(13,428)	15,978	(4,228)	49,941
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(668)	(6,497)	(5,115)	(5,725)
Costs incurred related to legal entity restructuring	633	—	13,447	—
Asset impairments	21,957	—	58,713	—
Write-off of financing costs on extinguished debt	—	—	1,860	—
Net fair value adjustments on strategic non-core investments	167,188	(12,318)	175,153	(54,354)
Net gain on deconsolidation upon merger of the SPAC with and into Altus Power, net of associated costs	—	(156,405)	—	(156,405)
Costs associated with efficiency and cost-reduction initiatives	98,607	—	117,534	—
Provision associated with Telford’s fire safety remediation efforts	138,937	—	185,921	—
Impact of adjustments on non-controlling interest	(14,627)	(3,701)	(40,124)	(3,701)
Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core investments	(117,458)	26,527	(254,291)	12,294
Core net income attributable to CBRE Group, Inc., as adjusted	$424,407	$609,616	$1,863,118	$1,810,000

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.33	$1.80	$5.69	$5.33

Weighted average shares outstanding for diluted income per share	319,221,283	339,466,153	327,696,115	339,717,401

CBRE Press Release
February 23, 2023

Core EBITDA is calculated as follows (in thousands, totals may not add due to rounding):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income attributable to CBRE Group, Inc.	$81,112	$691,992	$1,407,370	$1,836,574
Net income attributable to non-controlling interests	4,981	882	16,590	5,341
Net income	86,093	692,874	1,423,960	1,841,915

Adjustments:
Depreciation and amortization	159,561	162,144	613,088	525,871
Asset impairments	21,957	—	58,713	—
Interest expense, net of interest income	17,698	15,436	68,999	50,352
Write-off of financing costs on extinguished debt	—	—	1,860	—
(Benefit from) provision for income taxes	(25,461)	224,227	234,230	567,506
Integration and other costs related to acquisitions	16,656	20,207	40,702	44,552
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(13,428)	15,978	(4,228)	49,941
Impact of fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in period	(668)	(6,497)	(5,115)	(5,725)
Costs incurred related to legal entity restructuring	633	—	13,447	—
Costs associated with efficiency and cost-reduction initiatives	98,607	—	117,534	—
Provision associated with Telford’s fire safety remediation efforts	138,937	—	185,921	—
Net fair value adjustments on strategic non-core investments	167,188	(12,318)	175,153	(54,354)
Net gain on deconsolidation upon merger of the SPAC with and into Altus Power, net of associated costs	—	(156,405)	—	(156,405)
Core EBITDA	$667,773	$955,646	$2,924,264	$2,863,653

Revenue includes client reimbursed pass-through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients. Reimbursement related to subcontracted vendor work generally has no margin and has been excluded from net revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended December 31,
	2022	2021
Property Management Revenue
Revenue	$474,491	$455,921
Less: Pass through costs also recognized as revenue	18,683	16,572
Net revenue	$455,808	$439,349

	Three Months Ended December 31, 2022
	GWS (excluding Turner & Townsend)	Turner & Townsend	Total GWS
GWS Revenue
Revenue	$4,935,630	$358,091	$5,293,721
Less: Pass through costs also recognized as revenue	3,156,932	43,765	3,200,697
Net revenue	$1,778,698	$314,326	$2,093,024

CBRE Press Release
February 23, 2023

	Three Months Ended December 31, 2021
	GWS (excluding Turner & Townsend)	Turner & Townsend	Total GWS
GWS Revenue (1)
Revenue	$4,629,406	$193,763	$4,823,169
Less: Pass through costs also recognized as revenue	2,948,545	19,247	2,967,792
Net revenue	$1,680,861	$174,516	$1,855,377
_______________
(1)Only two months activity for Turner & Townsend presented due to acquisition having occurred on November 1, 2021.

	Three Months Ended December 31,
	2022	2021
Facilities Management Revenue
Revenue	$3,908,441	$3,771,642
Less: Pass through costs also recognized as revenue	2,579,679	2,486,659
Net revenue	$1,328,762	$1,284,983

	Three Months Ended December 31, 2022
	GWS Project Management (excluding Turner & Townsend)	Turner & Townsend	Total GWS Project Management
Project Management Revenue
Revenue	$1,027,189	$358,091	$1,385,280
Less: Pass through costs also recognized as revenue	577,253	43,765	621,018
Net revenue	$449,936	$314,326	$764,262

	Three Months Ended December 31, 2021
	GWS Project Management (excluding Turner & Townsend)	Turner & Townsend	Total GWS Project Management
Project Management Revenue
Revenue	$857,764	$193,763	$1,051,527
Less: Pass through costs also recognized as revenue	461,885	19,248	481,133
Net revenue	$395,878	$174,516	$570,394
Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in thousands):

	Three Months Ended December 31,
Real Estate Investments	2022	2021
Investment management operating profit	$23,658	$40,823
Global real estate development operating (loss) profit	(6,146)	122,162
Hana and/or segment overhead operating loss	(345)	(6,861)
Real estate investments segment operating profit	$17,167	$156,124